Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Ferry Building | San Francisco Ferry Building | San Francisco Ferry Building | San Francisco Forward Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Page 2 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Table of Contents

	Page
Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage and Rating Agencies	4
Financial Information	9
Consolidated Balance Sheets	10
Consolidated Statements of Operations	11
Funds from Operations	12
Adjusted Funds from Operations	13
Same-Store Property Performance	14
Net Operating Income Detail	16
Debt Summary	17
Unsecured and Secured Debt Maturities, Composition and Covenant Compliance	19
Operational and Portfolio Information	21
In-Service Office Properties	22
In-Service Office Properties by Location	25
Studio and Land Properties	27
Redevelopment, Development and Held For Sale Properties	28
Under Construction and Future Value Creation Projects	29
Value Creation Project Images—Completed Last 24 Months, Under Construction and Planned	31
Office Tenant Industry Diversification	32
Fifteen Largest Office Tenants	33
Office Property Leasing Activity	35
Commenced Office Leases with Non-Recurring Upfront Abatements	36
Uncommenced Office Leases—Next Eight Quarters	37
Backfilled Office Leases—Next Eight Quarters	38
Expiring Office Leases—Next Eight Quarters	39
Expiring Office Leases—Annual	41
Definitions and Reconciliations	42
Definitions	43
Reconciliation of Net Income to Net Operating Income	45


Met Park North | South Lake Union


3401 Exposition | West Los Angeles

Corporate Headquarters:

11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025
(310) 445-5700

Website:

HudsonPacificProperties.com

NYSE Trading Symbol:

HPP

Investor Relations:

Laura Campbell
Senor Vice President, Investor Relations and Marketing
(310) 622-1702

Page 3 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Executive Summary

Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco and Seattle. We are the leading institutional owner of office space in Silicon Valley, the largest independent owner/operator of studios in Los Angeles, and currently own over 17 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction.

Financials (Compared to Third Quarter 2017)

- Net income attributable to common stockholders of $17.4 million ($0.11 per diluted share) compared to $11.1 million ($0.07 per diluted share)
- FFO, excluding specified items, of $73.3 million ($0.47 per diluted share) compared to $78.9 million ($0.50 per diluted share)
- Total revenue decreased 4.9% to $180.7 million

Office Highlights

- Executed 55 new and renewal leases totaling 1,199,578 square feet, with GAAP and cash rent growth of 28.4% and 12.0%, respectively, including:
    - 302,102-square-foot lease for all of EPIC development, and 417,710-square-foot early renewal for all of ICON and CUE with Netflix through mid-2031
    - 131,701-square-foot lease for all of Fourth & Traction redevelopment with Honey Science Corporation through May 2030
    - 72,637-square-foot lease at Concourse with Nutanix through May 2024
- Stabilized and in-service office portfolio was 94.6% and 91.4% leased, respectively
- Net operating income and cash net operating income for the 31 same-store properties increased 3.2% and 2.5%, respectively

Studio Highlights

- Trailing 12-month occupancy for the three same-store studio properties, inclusive of Sunset Las Palmas Studios, was 88.9%
- Net operating income and cash net operating income for the same-store studio properties increased by 12.6% and decreased by 3.0%, respectively

Acquisitions and Dispositions

- Macerich contributed Westside Pavilion into the 75/25% Hudson Pacific/ Macerich joint venture, and planning and entitlements are underway to convert the mall into an approximately 500,000-square-foot creative campus called One Westside, while maintaining 95,987 square feet of adjacent entertainment and retail space at 10850 Pico
    - The asset's contribution value was $190.0 million (before credits, prorations and closing costs), and the venture defeased an existing loan in the amount of $139.0 million
- Sold Peninsula Office Park's remaining six buildings totaling 447,739 square feet in San Mateo for $210.0 million (before credits, prorations and closing costs)

Dividends

- Declared and paid a quarterly dividend of $0.25 per share on common stock

Post-Quarter Highlights

- Signed an 80,489-square-foot lease with Nutanix at Metro Plaza through May 2024
- Purchased Ferry Building in San Francisco through joint venture owned 55/45% by Hudson Pacific/Allianz Real Estate for $291.0 million (before credits, prorations and closing costs)

Guidance

- Narrowed full-year 2018 FFO guidance to $1.84 to $1.88 per diluted share, excluding specified items

Conference Call Information:

Thursday, November 1, 2018 at 11:00 AM PST / 2:00 PM EST
(877) 407-0784 (U.S.) | (201) 689-8560 (International)

Page 4 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Corporate Data

Unaudited, in thousands, except share data

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Number of office properties owned	51	50	51	51	53
Office square feet[1]	13,498,837	13,336,940	13,398,362	13,291,531	13,914,418
Stabilized office leased rate as of end of period[2]	94.6%	93.6%	94.4%	96.7%	95.9%
In-service office leased rate as of end of period[3]	91.4%	89.7%	89.7%	92.1%	91.5%
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[1][4]	1,204,927	873,002	873,002	873,002	873,002
Same-store studio leased rate as of end of period[5]	88.9%	89.6%	90.2%	90.7%	90.6%
Non-same-store studio square feet[1]	41,496	373,421	331,925	376,925	376,925
Non-same-store studio leased rate as of end of period[6]	100.0%	80.6%	77.6%	76.1%	75.7%
Number of land properties owned	6	6	6	8	8
Land properties estimated square feet[7]	2,639,562	2,639,562	2,639,562	3,045,687	3,045,687
Total portfolio square feet	17,384,822	17,222,925	17,242,851	17,587,145	18,210,032
Series A preferred units and debt[9]	$ 2,360,334	$ 2,390,467	$ 2,270,959	$ 2,449,488	$ 2,666,123
Total market capitalization[8]	$ 7,397,180	$ 7,996,427	$ 7,421,657	$ 7,849,782	$ 7,952,819
Series A preferred units and debt/total market capitalization[8]	31.9%	29.9%	30.6%	31.2%	33.5%
Share data:					
FFO, excluding specific items, per common stock/unit—diluted[8][10]	$ 0.47	$ 0.46	$ 0.45	$ 0.52	$ 0.50
Range of closing prices[10]	$ 31.20 - 35.52	$ 31.13 - 36.00	$ 28.63 - 34.17	$ 33.10 - 35.68	$ 31.73 - 34.42
Closing price at quarter end	$ 31.82	$ 35.43	$ 32.53	$ 34.25	$ 33.53
Weighted average fully diluted common stock/units outstanding[8]	157,238	157,159	157,284	156,290	156,663
Shares of common stock/units outstanding at end of period[8]	158,292	158,226	158,337	157,673	157,671

(1) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(2) Stabilized office leased rate excludes the lease-up, land, redevelopment, development and held for sale properties described on pages 23, 27 and 28.
(3) In-service office leased rate includes the stabilized office and lease-up properties described on pages 22 and 23.
(4) Same-store studio defined as all properties owned and included in our studio portfolio as of July 1, 2017 and still owned and included in our studio portfolio as of September 30, 2018. Same-store studio square feet excludes 6,650 square feet of restaurant space taken off-line for redevelopment during third quarter 2017.
(5) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(6) Non-same-store studio for the three months ended September 30, 2018 consists of 6605 Eleanor Avenue and 1034 Seward Street in Hollywood, now part of Sunset Las Palmas Studios. Percent leased as of September 30, 2018 is the average percent leased for the four months ended September 30, 2018.
(7) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained.
(8) See definitions on pages 43 and 44.
(9) Series A preferred units and debt does not include in-substance defeased debt and unamortized deferred financing costs and loan discount.
(10) For the quarter indicated.

Page 5 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Executive Management Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility. Victor J. Coleman Kay L. Tidwell Chief Executive Officer and President Executive Vice President, General Counsel and Secretary Mark T. Lammas Chief Operating Officer, Chief Financial Laura Campbell Officer and Treasurer Senior Vice President, Investor Relations and Marketing Alexander Vouvalides Chief Investment Officer Derric Dubourdieu Senior Vice President, Leasing Christopher J. Barton Executive Vice President, Development and Drew B. Gordon Capital Improvements Senior Vice President, Northern California Joshua Hatfield Executive Vice President, Operations Gary Hansel Senior Vice President, Southern Harout Diramerian California Chief Accounting Officer Bill Humphrey Steven Jaffe Senior Vice President, Sunset Studios Chief Risk Officer Andy Wattula Dale Shimoda Senior Vice President, Pacific Northwest Executive Vice President, Finance Elva Hernandez Arthur X. Suazo Vice President, Controller Executive Vice President, Leasing Andrea Rupp Vice President, Human Resources Page 6 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace Board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Mark D. Linehan Chairman of the Board, Chief Executive Officer and President and Chief Executive Officer, Wynmark President, Hudson Pacific Properties, Inc. Company Theodore R. Antenucci Robert M. Moran, Jr. President and Chief Executive Officer, Co-Founder and Co-Owner, FJM Investments LLC Catellus Development Corporation Michael Nash Richard B. Fried Senior Managing Director, Blackstone Group, L.P., Managing Member, Farallon Capital Chief Investment Officer, Blackstone Real Estate Management, L.L.C. Debt Strategies Jonathan M. Glaser Barry A. Porter Managing Member, JMG Capital Management LLC Managing General Partner, Clarify Partners L.P. Robert L. Harris II Andrea Wong Executive Chairman (retired), Acacia Research President (retired), International Production, Sony Corporation Pictures Television Page 7 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Equity Research Coverage Bank of America Merrill Lynch Mizuho James Feldman Richard Anderson (646) 855-5808 (212) 205-8445 Barclays Capital Morgan Stanley Ross Smotrich | Trevor Young Vikram Malhotra (212) 526-2306 | (212) 526-3098 (212) 761-7567 BTIG Robert W. Baird & Company Tom Catherwood David Rodgers (212) 738-6140 (216) 737-7341 Citigroup Sandler O’Neill + Partners Michael Bilerman | Emmanuel Korchman Alexander Goldfarb (212) 816-1383 | (212) 816-1382 (212) 466-7937 D.A. Davidson Scotiabank Barry Oxford Nicholas Yulico (212) 240-9871 (212) 225-6904 Goldman Sachs UBS Investment Bank Andrew Rosivach Frank Lee (212) 902-2796 (646) 855-5808 KeyBanc Capital Markets Wells Fargo Securities Craig Mailman Blaine Heck (917) 368-2316 (443) 263-2949 Rating Agencies Fitch Ratings Moody’s Investor Service Standard & Poor’s Stephen Boyd Alice Chung Fernanda Hernandez (212) 908-9153 (212) 553-2949 (212) 438-1347 Page 8 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Financial Information

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Consolidated Balance Sheets In thousands, except share data September 30, 2018 December 31, 2017 (Unaudited) ASSETS Investment in real estate, net $ 6,040,750 $ 5,697,991 Cash and cash equivalents 52,456 78,922 Restricted cash 10,782 22,358 Accounts receivable, net 12,125 4,234 Straight-line rent receivables, net 131,713 106,466 Deferred leasing costs and lease intangible assets, net 256,100 239,029 U.S. Government securities 148,315 — Prepaid expenses and other assets, net 92,609 61,139 Assets associated with real estate held for sale — 411,931 TOTAL ASSETS $ 6,744,850 $ 6,622,070 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 2,332,795 $ 2,421,380 In-substance defeased debt 139,003 — Accounts payable, accrued liabilities and other 193,941 162,346 Lease intangible liabilities, net 43,289 49,540 Security deposits and prepaid rent 64,169 62,760 Liabilities associated with real estate held for sale — 4,903 Total liabilities 2,773,197 2,700,929 Redeemable preferred units of the operating partnership 9,815 10,177 Redeemable non-controlling interest in consolidated real estate entity 50,092 — Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 155,649,125 shares and 155,602,508 shares outstanding at September 1,556 1,556 30, 2018 and December 31, 2017, respectively Additional paid-in capital 3,597,904 3,622,988 Accumulated other comprehensive income 27,834 13,227 Total Hudson Pacific Properties, Inc. stockholders’ equity 3,627,294 3,637,771 Non-controlling interest—members in consolidated entities 266,986 258,602 Non-controlling interest—units in the operating partnership 17,466 14,591 Total equity 3,911,746 3,910,964 TOTAL LIABILITIES AND EQUITY $ 6,744,850 $ 6,622,070 Page 10 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
REVENUES				
Office				
Rental	$ 129,963	$ 139,157	$ 389,777	$ 406,275
Tenant recoveries	24,615	24,982	67,479	67,421
Parking and other	6,868	8,035	19,272	22,146
Total office revenues	**161,446**	**172,174**	**476,528**	**495,842**
Studio				
Rental	11,731	11,012	32,822	26,802
Tenant recoveries	299	133	1,153	927
Other property-related revenue	6,988	6,561	18,724	14,964
Other	234	141	758	271
Total studio revenues	**19,252**	**17,847**	**53,457**	**42,964**
Total revenues	**180,698**	**190,021**	**529,985**	**538,806**
OPERATING EXPENSES				
Office operating expenses	57,295	59,102	164,475	162,524
Studio operating expenses	10,511	10,588	28,714	24,842
General and administrative	14,280	13,013	46,047	41,329
Depreciation and amortization	62,224	71,158	183,483	217,340
Total operating expenses	**144,310**	**153,861**	**422,719**	**446,035**
Operating income	**36,388**	**36,160**	**107,266**	**92,771**
OTHER EXPENSE (INCOME)				
Interest expense	20,131	22,461	59,965	66,086
Interest income	(418)	(44)	(493)	(90)
Unrealized gain on non-real estate investment	—	—	(928)	—
Unrealized loss on ineffective portion of derivative instrument	—	37	—	82
Transaction-related expenses	165	598	283	598
Other income	(25)	(1,402)	(748)	(2,656)
Total other expenses	**19,853**	**21,650**	**58,079**	**64,020**
Income before gains on sale of real estate	**16,535**	**14,510**	**49,187**	**28,751**
Gains on sale of real estate	3,735	—	43,337	16,866
Net income	**20,270**	**14,510**	**92,524**	**45,617**
Net income attributable to preferred units	(153)	(159)	(465)	(477)
Net income attributable to participating securities	(118)	(255)	(555)	(750)
Net income attributable to non-controlling interest in consolidated entities	(2,569)	(2,991)	(9,059)	(9,002)
Net income attributable to non-controlling interest in the operating partnership	(63)	(41)	(299)	(256)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ 17,367**	**$ 11,064**	**$ 82,146**	**$ 35,132**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net income attributable to common stockholders—basic	$ 0.11	$ 0.07	$ 0.53	$ 0.23
Net income attributable to common stockholders—diluted	$ 0.11	$ 0.07	$ 0.52	$ 0.23
Weighted average shares of common stock outstanding—basic	155,649,110	155,302,800	155,637,351	152,874,952
Weighted average shares of common stock outstanding—diluted	156,669,247	156,093,736	156,628,488	153,648,888

Page 11 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Funds from Operations[1]

Unaudited, in thousands, except per share data

Quarter To Date	Three Months Ended September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
NET INCOME	$ 20,270	$ 19,691	$ 52,563	$ 48,944	$ 14,510
Adjustments:					
Depreciation and amortization of real estate assets	61,727	60,217	60,069	65,985	70,555
Gains on sale of real estate	(3,735)	(1,928)	(37,674)	(28,708)	—
FFO attributable to non-controlling interests	(5,019)	(5,316)	(5,331)	(5,507)	(6,609)
Net income attributable to preferred units	(153)	(153)	(159)	(159)	(159)
FFO to common stockholders and unitholders	**73,090**	**72,511**	**69,468**	**80,555**	**78,297**
Specified items impacting FFO:					
Transaction-related expenses	165	—	118	—	598
One-time debt extinguishment costs	—	—	421	1,114	—
Unrealized gain on non-real estate investment[2]	—	(928)	—	—	—
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLERS AND UNITHOLDERS	**$ 73,255**	**$ 71,583**	**$ 70,007**	**$ 81,669**	**$ 78,895**
Weighted average common stock/units outstanding—diluted	157,238	157,159	157,284	156,293	156,663
FFO per common stock/unit—diluted	$ 0.46	$ 0.46	$ 0.44	$ 0.52	$ 0.50
FFO (excluding specified items) per common stock/unit—diluted	$ 0.47	$ 0.46	$ 0.45	$ 0.52	$ 0.50

Year To Date	Nine Months Ended September 30, 2018	Six Months Ended June 30, 2018	Three Months Ended March 31, 2018	Twelve Months Ended December 31, 2017	Nine Months Ended September 30, 2017
NET INCOME	$ 92,524	$ 72,254	$ 52,563	$ 94,561	$ 45,617
Adjustments:					
Depreciation and amortization of real estate assets	182,013	120,286	60,069	281,773	215,788
Gains on sale of real estate	(43,337)	(39,602)	(37,674)	(45,574)	(16,866)
FFO attributable to non-controlling interests	(15,666)	(10,647)	(5,331)	(24,068)	(18,561)
Net income attributable to preferred units	(465)	(312)	(159)	(636)	(477)
FFO to common stockholders and unitholders	**215,069**	**141,979**	**69,468**	**306,056**	**225,501**
Specified items impacting FFO:					
Transaction-related expenses	283	118	118	598	598
One-time debt extinguishment costs	421	421	421	1,114	—
Unrealized gain on non-real estate investment[2]	(928)	(928)	—	—	—
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 214,845**	**$ 141,590**	**$ 70,007**	**$ 307,768**	**$ 226,099**
Weighted average common stock/units outstanding—diluted	157,198	157,133	157,284	154,671	154,511
FFO per common stock/unit—diluted	$ 1.37	$ 0.90	$ 0.44	$ 1.98	$ 1.46
FFO (excluding specified items) per common stock/unit—diluted	$ 1.37	$ 0.90	$ 0.45	$ 1.99	$ 1.46

(1) See definition on page 43.
(2) We adopted ASU 2016-01 on January 1, 2018 and elected the measurement alternative. This standard requires us to mark the investment in shares to fair value whenever fair value is readily available or observable. During the second quarter of 2018, we recognized a $928 thousand unrealized gain on a non-real estate investment.

Page 12 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date	September 30, 2018	June 30, 2018	Three Months Ended March 31, 2018	December 31, 2017	September 30, 2017
FFO	$ 73,090	$ 72,511	$ 69,468	$ 80,555	$ 78,297
Adjustments:					
Straight-line rent, net	(7,455)	(7,751)	(9,772)	(13,632)	(8,539)
Amortization of above-market and below-market leases, net	(3,189)	(3,216)	(3,796)	(3,613)	(3,741)
Amortization of above-market and below-market ground leases, net	591	592	624	417	618
Amortization of lease incentive costs	323	359	278	381	323
Amortization of deferred financing costs and loan discount, net	1,418	1,420	1,643	2,448	1,155
Unrealized (gain) loss on ineffective portion of derivative	—	—	—	(12)	37
Unrealized gain on non-real estate investment[2]	—	(928)	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(17,378)	(37,354)	(25,587)	(31,141)	(22,410)
Non-cash compensation expense	4,292	4,289	4,338	3,842	3,449
AFFO	**$ 51,692**	**$ 29,922**	**$ 37,196**	**$ 39,245**	**$ 49,189**
Dividends paid to common stock and unitholders	$ 39,351	$ 39,351	$ 39,351	$ 39,245	$ 39,245
AFFO payout ratio	76.1%	131.5%	105.8%	100.0%	79.8%

Year To Date	Nine Months Ended September 30, 2018	Six Months Ended June 30, 2018	Three Months Ended March 31, 2018	Twelve Months Ended December 31, 2017	Nine Months Ended September 30, 2017
FFO	$ 215,069	$ 141,979	$ 69,468	$ 306,056	$ 225,501
Adjustments:					
Straight-line rent, net	(24,978)	(17,523)	(9,772)	(26,739)	(13,107)
Amortization of above-market and below-market leases, net	(10,201)	(7,012)	(3,796)	(17,411)	(13,798)
Amortization of above-market and below-market ground leases, net	1,807	1,216	624	2,505	2,088
Amortization of lease incentive costs	960	637	278	1,344	963
Amortization of deferred financing costs and loan discount, net	4,481	3,063	1,643	5,914	3,466
Unrealized loss on ineffective portion of derivative instrument	—	—	—	70	82
Unrealized gain on non-real estate investment[2]	(928)	(928)	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(80,319)	(62,941)	(25,587)	(114,814)	(83,673)
Non-cash compensation expense	12,919	8,627	4,338	15,079	11,237
AFFO	**$ 118,810**	**$ 67,118**	**$ 37,196**	**$ 172,004**	**$ 132,759**
Dividends paid to common stock and unitholders	$ 118,059	$ 78,705	$ 39,351	$ 158,544	$ 118,408
AFFO payout ratio	99.4%	117.3%	105.8%	92.2%	89.2%

(1) See definition on page 43.
(2) We adopted ASU 2016-01 on January 1, 2018 and elected the measurement alternative. This standard requires us to mark the investment in shares to fair value whenever fair value is readily available or observable. During the second quarter of 2018, we recognized a $928 thousand unrealized gain on a non-real estate investment.

Page 13 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2018	2017	% change	2018	2017	% change
SAME-STORE OFFICE STATISTICS[1][2]						
Number of properties	31	31		29	29	
Rentable square feet	7,833,206	7,833,206		7,308,513	7,308,513	
Ending % leased	94.4%	96.2%	(1.8)%	94.3%	96.0%	(1.7)%
Ending % occupied	93.1%	93.0%	0.1 %	92.8%	92.6%	0.2 %
Average % occupied for the period	92.8%	93.6%	(0.8)%	92.5%	94.1%	(1.6)%
SAME-STORE STUDIO STATISTICS[3]						
Number of properties	3	3		2	2	
Rentable square feet	1,204,927	1,204,927 [4]		873,002	873,002	
Average % occupied for the period[5]	88.9%	N/A	N/A	90.9%	90.6%	0.3 %

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2018	2017	% change	2018	2017	% change
SAME-STORE NET OPERATING INCOME[6]						
Total office revenues	$ 110,365	$ 106,642	3.5%	$ 299,270	$ 286,424	4.5%
Total studio revenues	18,549	17,847	3.9	36,684	35,213	4.2
Same-store revenues	**128,914**	**124,489**	**3.6**	**335,954**	**321,637**	**4.5**
Total office expenses	36,080	34,690	4.0	97,630	88,196	10.7
Total studio expenses	10,377	10,588	(2.0)	18,549	19,520	(5.0)
Same-store expenses	**46,457**	**45,278**	**2.6**	**116,179**	**107,716**	**7.9**
Same-store office net operating income	**74,285**	**71,952**	**3.2**	**201,640**	**198,228**	**1.7**
NOI margin	67.3%	67.5%	(0.2)	67.4%	69.2%	(1.8)
Same-store studio net operating income	**8,172**	**7,259**	**12.6**	**18,135**	**15,693**	**15.6**
NOI margin	44.1%	40.7%	3.4	49.4%	44.6%	4.8
TOTAL SAME-STORE NET OPERATING INCOME	**$ 82,457**	**$ 79,211**	**4.1%**	**$ 219,775**	**$ 213,921**	**2.7%**
NOI margin	64.0%	63.6%	0.4	65.4%	66.5%	(1.1)

Page 14 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Same-Store Property Performance (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2018	2017	% change	2018	2017	% change
SAME STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 106,493	$ 103,350 (7)	3.0%	$ 286,217	$ 272,133 (7)	5.2%
Total studio cash revenues	17,955	18,403 (8)	(2.4)	35,829	35,652 (8)	0.5
Same-store cash revenues	**124,448**	**121,753**	**2.2**	**322,046**	**307,785**	**4.6**
Total office cash expenses	35,505	34,115	4.1	95,905	86,460	10.9
Total studio cash expenses	10,377	10,588	(2.0)	18,549	19,520	(5.0)
Same-store cash expenses	**45,882**	**44,703**	**2.6**	**114,454**	**105,980**	**8.0**
Same-store office net operating income (cash basis)	**70,988**	**69,235**	**2.5**	**190,312**	**185,673**	**2.5**
NOI margin	66.7%	67.0%	(0.3)	66.5%	68.2%	(1.7)
Same-store studio net operating income (cash basis)	**7,578**	**7,815**	**(3.0)**	**17,280**	**16,132**	**7.1**
NOI margin	42.2%	42.5%	(0.3)	48.2%	45.2%	3.0
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 78,566**	**$ 77,050**	**2.0%**	**$ 207,592**	**$ 201,805**	**2.9%**
NOI margin	63.1%	63.3%	(0.2)	64.5%	65.6%	(1.1)

(1) Same-store office for the three months ended September 30, 2018 defined as all properties owned and included in our stabilized office portfolio as of July 1, 2017 and still owned and included in the stabilized office portfolio as of September 30, 2018. Same-store office for the nine months ended September 30, 2018 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2017 and still owned and included in the stabilized office portfolio as of September 30, 2018.
(2) See page 22 for same-store office properties.
(3) Same-store studio for the three months ended September 30, 2018 defined as all properties owned and included in our studio portfolio as of July 1, 2017 and still owned and included in our studio portfolio as of September 30, 2018. Same-store studio for the nine months ended September 30, 2018 defined as all properties owned and included in our studio portfolio as of January 1, 2017 and still owned and included in our studio portfolio as of September 30, 2018. Same-store studio square feet excludes 6,650 square feet of restaurant space taken off-line for redevelopment during third quarter 2017. Also excluded from same-store studio are 6605 Eleanor Avenue and 1034 Seward Street.
(4) Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements. This property was taken off-line for development in January 2018.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended September 30, 2018. Trailing twelve-month occupancy is not applicable for Sunset Las Palmas Studios during the three months ended September 30, 2017 as the property was acquired in second quarter 2017.
(6) See page 45 for the reconciliation of net income to net operating income.
(7) Includes material one-time tenant improvement cost reimbursement of $3,232,459 at 875 Howard.
(8) Includes material one-time tenant improvement cost reimbursement of $693,891 at Sunset Bronson Studios.

Page 15 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

HUDSON PACIFIC PROPERTIES

Net Operating Income Detail

Three Months Ended September 30, 2018 | Unaudited, in thousands

	Same-Store Office Properties(1)	Same-Store Studio Properties(2)	Non-Same-Store Office Properties(3)	Non-Same-Store Studio Properties(2)	Redevelopment /Development Properties(4)	Lease-Up Properties(3)	Sold/Other Properties	Total Properties
REVENUE								
Cash rent	$ 83,276	$ 10,567	$ 8,987	$ 570	$ 315	$ 26,141	$ 1,290	$ 131,146
Straight-line rent	2,040	594	2,639	—	—	2,357	37	7,667
Amortization of above-market and below-market leases, net	2,170	—	166	—	58	832	3	3,229
Amortization of lease incentive costs	(338)	—	—	—	—	(10)	—	(348)
Total rents	**87,148**	**11,161**	**11,792**	**570**	**373**	**29,320**	**1,330**	**141,694**
Tenant recoveries	18,220	166	1,574	133	172	4,278	371	24,914
Parking and other	4,997	7,222	281	—	92	1,222	276	14,090
Total revenue	**110,365**	**18,549**	**13,647**	**703**	**637**	**34,820**	**1,977**	**180,698**
OPERATING EXPENSES								
Property operating cash expenses	35,505	10,377	4,203	134	471	15,297	1,122	67,109
Straight-line rent	—	—	106	—	—	—	—	106
Amortization of above-market and below-market ground leases, net	575	—	14	—	—	2	—	591
Total operating expenses	**36,080**	**10,377**	**4,323**	**134**	**471**	**15,299**	**1,122**	**67,806**
TOTAL NET OPERATING INCOME(5)	**$ 74,285**	**$ 8,172**	**$ 9,324**	**$ 569**	**$ 166**	**$ 19,521**	**$ 855**	**$ 112,892**
Square feet	7,833,206	1,204,927	753,907	41,496	1,478,897	3,432,827	—	14,745,260
Ending % leased	94.4%	88.9%	96.8%	100.0%	20.4%	83.4%	—%	84.1%
Ending % occupied	93.1%	88.9%	96.1%	100.0%	—%	76.5%	—%	79.7%
NOI margin	67.3%	44.1%	68.3%	80.9%	26.1%	56.1%	—%	62.5%
RECONCILIATION TO CASH NET OPERATING INCOME								
Net operating income	**$ 74,285**	**$ 8,172**	**$ 9,324**	**$ 569**	**$ 166**	**$ 19,521**	**$ 855**	**$ 112,892**
Straight-line rent, net	(2,040)	(594)	(2,533)	—	—	(2,357)	(37)	(7,561)
Amortization of above-market and below-market leases, net	(2,170)	—	(166)	—	(58)	(832)	(3)	(3,229)
Amortization of lease incentive costs	338	—	—	—	—	10	—	348
Amortization of above-market and below-market ground leases, net	575	—	14	—	—	2	—	591
TOTAL CASH NET OPERTAING INCOME	**$ 70,988**	**$ 7,578**	**$ 6,639**	**$ 569**	**$ 108**	**$ 16,344**	**$ 815**	**$ 103,041**

(1) See page 22 for same-store office for the three months ended September 30, 2018.
(2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. Non-same-store studio includes 6605 Eleanor Avenue and 1034 Seward Street.
(3) See page 23 for non-same-store office and lease-up properties.
(4) See page 28 for redevelopment, development and held for sale properties.
(5) See page 45 for the reconciliation of net income to net operating income.

Page 16 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Debt Summary

Unaudited, in thousands

	September 30, 2018	December 31, 2017	Interest Rate[1]	Contractual Maturity Date	Annual Debt Service[2]	Balance at Maturity
UNSECURED AND SECURED DEBT						
Unsecured debt						
Unsecured revolving credit facility[3][4]	$ 110,000	$ 100,000	LIBOR + 1.05% to 1.50%	3/13/2022 [5]	$ —	$ 110,000
Term loan A[3][6]	300,000	300,000	LIBOR + 1.20% to 1.70%	4/1/2020 [7]	7,680	300,000
Term loan C[3]	75,000	75,000	LIBOR + 1.30% to 2.20%	11/17/2020	—	75,000
Term loan B[3][8]	350,000	350,000	LIBOR + 1.20% to 1.70%	4/1/2022	10,360	350,000
Term loan D[3][9]	125,000	125,000	LIBOR + 1.20% to 1.70%	11/17/2022	3,288	125,000
Series A notes	110,000	110,000	4.34%	1/2/2023	4,774	110,000
Series E notes	50,000	50,000	3.66%	9/15/2023	1,830	50,000
Series B notes	259,000	259,000	4.69%	12/16/2025	12,147	259,000
Series D notes	150,000	150,000	3.98%	7/6/2026	5,970	150,000
Registered senior notes	400,000	400,000	3.95%	11/1/2027	15,800	400,000
Series C notes	56,000	56,000	4.79%	12/16/2027	2,682	56,000
Total unsecured debt	**1,985,000**	**1,975,000**			**64,531**	**1,985,000**
Secured debt						
Sunset Gower Studios/Sunset Bronson[10] Studios[11]	5,001	5,001	LIBOR + 2.25%	3/4/2019 [5]	—	5,001
Met Park North[11]	64,500	64,500	LIBOR + 1.55%	8/1/2020	2,393	64,500
10950 Washington[12]	27,018	27,418	5.32%	3/11/2022	2,003	24,981
Element LA	168,000	168,000	4.59%	11/6/2025	7,716	168,000
Hill7[13]	101,000	101,000	3.38%	11/6/2028	3,414	101,000
Rincon Center	—	98,392	5.13%	N/A	—	—
Total secured debt	**365,519**	**464,311**			**15,526**	**363,482**
Total unsecured and secured debt	**2,350,519**	**2,439,311**				
Unamortized deferred financing costs and loan discounts[14]	(17,724)	(17,931)				
TOTAL UNSECURED AND SECURED DEBT, NET	**$ 2,332,795**	**$ 2,421,380**			**$ 80,057**	**$ 2,348,482**
IN-SUBSTANCE DEFEASED DEBT[15]	**$ 139,003**	**$ —**	4.47%	10/1/2022	**$ 9,391**	**$ 125,489**

(1) Interest rate with respect to indebtedness calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of September 30, 2018, which may be different than the interest rates as of December 31, 2017 for corresponding indebtedness.
(2) See definition on page 43.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of September 30, 2018, no such election had been made.

Page 17 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Debt Summary (continued) (4) We have a total capacity of $600.0 million under our unsecured revolving credit facility. (5) The maturity date may be extended once for an additional one-year term. (6) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.56% to 3.06% per annum through the use of two interest rate swaps. (7) The maturity date may be extended twice, each time for an additional one-year term. (8) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.96% to 3.46% per annum through the use of two interest rate swaps. (9) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.63% to 3.13% per annum through the use of an interest rate swap. (10) We have the ability to draw up to $257.0 million under this loan, subject to lender required submissions. This loan is also secured by our ICON and CUE properties. (11) This loan bears interest only. The interest rate on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap. (12) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity. (13) We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization. (14) Excludes deferred financing costs related to establishing our unsecured revolving credit facility. (15) On August 31, 2018, we assumed the debt held by a trust subsidiary of our consolidated joint venture that owns the One Westside and 10850 Pico properties (collectively, formerly Westside Pavilion). While we own 75% of the ownership interest in the joint venture, the full amount of the loan is shown. The joint venture has, in-substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity. Page 18 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$138
$5,569
$440,095
$632
$610,085
$160,000
$-
$427,000
$150,000
$456,000
$101,000
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[2]	Weighted Average Years to Maturity
SECURED AND UNSECURED DEBT				
Unsecured debt	$1,985,000	84.4%	3.6%	5.3
Secured debt	365,519	15.6	4.2%	6.6
TOTAL	**$2,350,519**	**100.0%**		
FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 190,001	8.1%	3.5%	2.8
Fixed-rate debt[3]	2,160,518	91.9	3.7%	5.8
TOTAL	**$2,350,519**	**100.0%**		
Weighted average stated interest rate[2]			3.7%	
GAAP effective rate including unamortized deferred financing costs and loan discount[4]			3.8%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[5]		
Total liabilities to total asset value	≤ 60%	33.9%
Unsecured indebtedness to unencumbered asset value	≤ 60%	41.2%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.9x
Secured indebtedness to total asset value	≤ 45%	6.9%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	5.0x
UNSECURED REGISTERED SENIOR NOTES[6]		
Debt to total assets	≤ 60%	34.9%
Total unencumbered assets to unsecured debt	≥ 150%	280.4%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	4.5x
Secured debt to total assets	≤ 45%	7.1%

Page 19 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued) (1) Principal amortization and maturities, including amounts due at maturity, exclude in-substance defeased debt related to our One Westside and 10850 Pico properties and unamortized deferred financing costs and loan discounts. (2) Rates as of September 30, 2018 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. (3) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (4) Rates are as of September 30, 2018 and include unamortized deferred financing costs and loan discount. (5) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of September 30, 2018. As of September 30, 2018, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (6) In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “Senior Notes”). The covenant and actual performance metrics above represent terms and definitions reflected in the Senior Notes based on the financial results as of September 30, 2018. As of September 30, 2018, the operating partnership was in compliance with the Senior Notes agreement. Page 20 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	86.8%	93.4%	$ 3,219,395	$ 20.38
Met Park North	South Lake Union	190,748	95.8	95.8	5,333,255	29.19
411 First	Pioneer Square	163,768	97.0	97.0	4,908,404	30.89
505 First	Pioneer Square	288,140	97.4	97.4	6,537,868	23.29
83 King	Pioneer Square	185,206	100.0	100.0	5,615,158	30.32
Subtotal		**1,009,871**	**95.6**	**96.8**	**25,614,080**	**26.53**
San Francisco Bay Area, California						
1455 Market[6]	San Francisco	1,025,833	93.0	93.0	44,478,159	46.61
275 Brannan	San Francisco	54,673	100.0	100.0	3,359,193	61.44
625 Second	San Francisco	138,080	92.2	92.2	8,140,769	63.93
875 Howard	San Francisco	286,270	99.9	99.9	12,338,638	43.14
901 Market	San Francisco	206,697	99.4	99.4	11,555,919	56.22
Rincon Center	San Francisco	580,850	91.2	91.2	29,881,923	56.42
Towers at Shore Center	Redwood Shores	334,483	68.9	83.9	15,512,947	67.32
Skyway Landing	Redwood Shores	247,173	81.8	81.8	9,621,819	47.56
555 Twin Dolphin[7]	Redwood Shores	198,936	89.5	89.5	9,528,633	53.49
3176 Porter	Palo Alto	42,899	100.0	100.0	3,102,067	72.31
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,735,024	66.08
Clocktower Square	Palo Alto	100,344	52.0	79.0	4,223,565	80.97
Foothill Research Center	Palo Alto	195,376	62.9	62.9	8,319,252	67.66
Page Mill Center	Palo Alto	176,245	99.9	99.9	12,416,636	70.49
Page Mill Hill	Palo Alto	182,676	98.4	98.4	12,188,336	67.79
1740 Technology	North San Jose	206,876	99.6	99.6	8,039,428	39.01
Concourse	North San Jose	944,386	95.6	97.5	31,222,892	34.60
Skyport Plaza	North San Jose	418,086	96.2	96.2	14,522,015	36.10
Subtotal		**5,547,740**	**91.2**	**92.9**	**252,187,215**	**49.83**
Los Angeles, California						
6922 Hollywood	Hollywood	205,523	93.8	93.8	9,256,017	48.03
6040 Sunset	Hollywood	114,958	100.0	100.0	5,403,210	47.00
ICON[7]	Hollywood	325,757	100.0	100.0	18,354,003	56.34
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,867,476	45.25
10900 Washington	West Los Angeles	9,919	100.0	100.0	435,642	43.92
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,925,613	43.55
Element LA	West Los Angeles	284,037	100.0	100.0	16,348,093	57.56
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		**1,275,595**	**99.0**	**99.0**	**62,917,262**	**49.82**
Total same-store		**7,833,206**	**93.1**	**94.4**	**340,718,557**	**46.74**

Page 22 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
NON-SAME-STORE						
San Francisco Bay Area, California						
Palo Alto Square	Palo Alto	333,254	93.3	94.8	23,446,806	75.43
Techmart	Santa Clara	284,440	97.6	97.6	12,457,948	44.86
Subtotal		**617,694**	**95.3**	**96.1**	**35,904,754**	**61.00**
Los Angeles, California						
604 Arizona	West Los Angeles	44,260	100.0	100.0	2,921,160	66.00
CUE	Hollywood	91,953	100.0	100.0	5,296,493	57.60
Subtotal		**136,213**	**100.0**	**100.0**	**8,217,653**	**60.33**
Total non-same-store		**753,907**	**96.1**	**96.8**	**44,122,407**	**60.88**
Total stabilized		**8,587,113**	**93.3**	**94.6**	**384,840,964**	**48.02**
LEASE-UP						
Greater Seattle, Washington						
Hill7[8]	South Lake Union	285,310	90.1	100.0	9,598,245	37.34
95 Jackson	Pioneer Square	31,659	79.2	79.2	984,626	39.25
450 Alaskan	Pioneer Square	170,974	67.6	67.6	4,420,408	38.23
Subtotal		**487,943**	**81.5**	**87.3**	**15,003,279**	**37.72**
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	75.5	77.5	28,112,516	50.52
333 Twin Dolphin	Redwood Shores	182,789	57.2	57.2	6,213,130	59.45
Shorebreeze	Redwood Shores	230,932	76.6	76.6	10,276,578	58.08
Gateway	North San Jose	609,093	91.0	93.0	20,758,640	37.46
Metro Plaza[9]	North San Jose	456,921	67.7	74.8	11,621,250	37.56
Subtotal		**2,216,721**	**76.8**	**79.4**	**76,982,114**	**45.25**
Los Angeles, California						
11601 Wilshire	West Los Angeles	500,475	89.1	92.5	19,202,472	43.04
10850 Pico (formerly part of Westside Pavilion)[10]	West Los Angeles	95,987	84.9	84.9	3,053,988	37.48
Fourth & Traction	Downtown Los	131,701	—	100.0	—	—
Subtotal		**728,163**	**72.5**	**92.8**	**22,256,460**	**42.19**
Total lease-up		**3,432,827**	**76.5**	**83.4**	**114,241,853**	**43.49**
TOTAL IN-SERVICE		**12,019,940**	**88.5%**	**91.4%**	**$ 499,082,817**	**$ 46.90**

(1) In-service office excludes the land, redevelopment, development and held for sale properties described on pages 27 and 28. As of September 30, 2018, we had six land properties, three office redevelopment properties and two development properties under construction. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development.

(2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

Page 23 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 In-Service Office Properties(1) (continued) (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2018, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of September 30, 2018. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of July 1, 2017 and still owned and included in the stabilized office portfolio as of September 30, 2018. (6) We own 55% of the ownership interests in the consolidated joint venture that owns 1455 Market. (7) 555 Twin Dolphin and ICON are not part of same-store office for the nine months ended September 30, 2018. Same-store office for the nine months ended September 30, 2018 are defined as all properties owned and included in our stabilized office portfolio as of January 1, 2017 and still owned and included in the stabilized office portfolio as of September 30, 2018. (8) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. (9) Subsequent to September 30, 2018, Nutanix, Inc. signed a new 80,489-square-foot lease at Metro Plaza with anticipated commencement during fourth quarter 2018. (10) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico (formerly part of Westside Pavilion). Page 24 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Greater Seattle, Washington								
Lynnwood	1	182,009	158,001	86.8%	169,950	93.4%	$ 3,219,395	$ 20.38
South Lake Union	1	190,748	182,692	95.8	182,692	95.8	5,333,255	29.19
Pioneer Square	3	637,114	624,778	98.1	624,778	98.1	17,061,430	27.31
Subtotal	5	**1,009,871**	**965,471**	**95.6**	**977,420**	**96.8**	**25,614,080**	**26.53**
San Francisco Bay Area, California								
San Francisco	6	2,292,403	2,157,512	94.1	2,157,512	94.1	109,754,601	50.87
Redwood Shores	3	780,592	610,845	78.3	661,172	84.7	34,663,399	56.75
Palo Alto	7	1,238,651	1,092,628	88.2	1,124,853	90.8	77,431,686	70.87
North San Jose	3	1,569,348	1,510,828	96.3	1,528,813	97.4	53,784,335	35.60
Santa Clara	1	284,440	277,721	97.6	277,721	97.6	12,457,948	44.86
Subtotal	20	**6,165,434**	**5,649,534**	**91.6**	**5,750,071**	**93.3**	**288,091,969**	**50.99**
Los Angeles, California								
Hollywood	4	738,191	725,375	98.3	725,375	98.3	38,309,723	52.81
West Los Angeles	5	560,617	560,617	100.0	560,617	100.0	29,497,984	52.62
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	10	**1,411,808**	**1,398,992**	**99.1**	**1,398,992**	**99.1**	**71,134,915**	**50.85**
Total Stabilized	**35**	**8,587,113**	**8,013,997**	**93.3%**	**8,126,483**	**94.6%**	**$ 384,840,964**	**$ 48.02**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on pages 23 and 24.

Page 25 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

In-Service Office Properties by Location[1] (continued)

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent	Annualized Base Rent Per Square Foot[4]
LEASE-UP								
Greater Seattle, Washington								
South Lake Union	1	285,310	257,023	90.1%	285,310	100.0%	$ 9,598,245	$ 37.34
Pioneer Square	2	202,633	140,712	69.4	140,712	69.4	5,405,034	38.41
Subtotal	3	**487,943**	**397,735**	**81.5**	**426,022**	**87.3**	**15,003,279**	**37.72**
San Francisco Bay Area, California								
Foster City	1	736,986	556,454	75.5	571,123	77.5	28,112,516	50.52
Redwood Shores	2	413,721	281,440	68.0	281,440	68.0	16,489,708	58.59
North San Jose	2	1,066,014	863,508	81.0	907,818	85.2	32,379,890	37.50
Subtotal	5	**2,216,721**	**1,701,402**	**76.8**	**1,760,381**	**79.4**	**76,982,114**	**45.25**
Los Angeles, California								
West Los Angeles	2	596,462	527,589	88.5	544,369	91.3	22,256,460	42.19
Downtown Los Angeles	1	131,701	—	—	131,701	100.0	—	—
Subtotal	3	**728,163**	**527,589**	**72.5**	**676,070**	**92.8**	**22,256,460**	**42.19**
Total Lease-up	**11**	**3,432,827**	**2,626,726**	**76.5**	**2,862,473**	**83.4**	**114,241,853**	**43.49**
TOTAL IN-SERVICE	**46**	**12,019,940**	**10,640,723**	**88.5%**	**10,988,956**	**91.4%**	**$ 499,082,817**	**$ 46.90**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on pages 23 and 24.

Page 26 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	564,976 (1)	45.3%	88.0%	$ 17,484,996	$ 35.18
Sunset Bronson Studios	308,026	24.7	96.2	11,831,377	39.91
Total same-store studio(2)	**873,002**	**70.0**	**90.9% (3)**	**$ 29,316,373 (4)**	**$ 36.95 (5)**
Sunset Las Palmas Studios	373,421	30.0	84.1%	$ 14,697,666 (6)	$ 41.85 (7)
Total non-same-store studio	**373,421 (8)**	**30.0**	**84.1% (9)**	**$ 14,697,666**	**$ 41.85**
TOTAL STUDIO	**1,246,423**	**100.0%**			

(1) Square footage for Sunset Gower Studios excludes 6,650 square feet of restaurant space taken off-line for redevelopment during third quarter 2017.
(2) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2017 and still owned and included in our portfolio as of September 30, 2018.
(3) Percent leased for same-store studio is the average percent leased for the 12 months ended September 30, 2018.
(4) Annual base rent for same-store studio reflects actual base rent for the 12 months ended September 30, 2018, excluding tenant reimbursements.
(5) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2018.
(6) Included as part of Sunset Las Palmas Studios is prorated base rent for properties located at 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 6, 2018.
(7) Annual base rent per leased square foot for non-same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2018.
(8) Non-same-store studio includes the June 6, 2018 acquisition of 41,496 square feet located at 6605 Eleanor Avenue and 1034 Seward Street in Hollywood, now part of Sunset Las Palmas Studios.
(9) Percent leased for non-same-store studio is the average percent leased for the 12 months ended September 30, 2018. Included as part of Sunset Las Palmas Studios is the average percent leased for the properties located at 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 6, 2018.

Land Properties

	Submarket	Square Feet(1)	Percent of Total
Cloud10	North San Jose	350,000	13.3%
Campus Center—Development	Milpitas	946,350	35.9
Subtotal		**1,296,350**	**49.2**
Sunset Bronson Studios Lot D—Development(2)	Hollywood	19,816	0.8
Sunset Gower Studios—Development	Hollywood	423,396	16.0
Sunset Las Palmas Studios—Development	Hollywood	400,000	15.2
Element LA—Development	West Los Angeles	500,000	18.8
Subtotal		**1,343,212**	**50.8**
TOTAL LAND		**2,639,562**	**100.0%**

(1) Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.

Page 27 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REDEVELOPMENT								
Campus Center	Milpitas	471,580	—	—%	—	—%	$ —	$ —
One Westside (formerly part of Westside Pavilion)[5]	West Los Angeles	500,000	—	—	—	—	—	—
Maxwell	Downtown Los Angeles	99,090	—	—	—	—	—	—
Total redevelopment		**1,070,670**	**—**	**—**	**—**	**—**	**—**	**—**
DEVELOPMENT								
EPIC	Hollywood	302,102	—	—	302,102	100.0	—	—
Harlow	Hollywood	106,125 [6]	—	—	—	—	—	—
Total development		**408,227**	**—**	**—**	**302,102**	**74.0**	**—**	**—**
TOTAL		**1,478,897**	**—**	**—%**	**302,102**	**20.4%**	**$ —**	**$ —**

(1) Excludes in-service office and land properties (see pages 22, 23 and 27).
(2) Square footages determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2018, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of September 30, 2018. Annualized base rent does not reflect tenant reimbursements.
(5) Does not include existing tenants expected to expire by January 31, 2019.
(6) Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements.

Page 28 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Under Construction and Future Value Creation Projects

Unaudited, in thousands, except square feet

		Estimated Construction Period					Project Costs[1]		
	Submarket	Start Date	Estimated Completion Date	Estimated Stabilization Date[2]	Estimated Square Feet[3]	Total % Leased	Project Costs as of 9/30/18	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[4]
UNDER CONSTRUCTION									
Harlow	Hollywood	Q1-2018	Q1-2020	Q4-2020	106,125 [5]	—%	$ 14,666 [6]	$ 81,908 [6]	6.8%
EPIC	Hollywood	Q3-2017	Q1-2020	Q3-2021	302,102	100.0%	62,967 [7]	207,254 [7]	9.8%
Maxwell	Downtown Los Angeles	Q2-2017	Q4-2018	Q3-2019	99,090	—%	68,619 [8]	88,422 [8]	6.4%
Total under construction					**507,317**		**146,252**	**377,584**	
FUTURE DEVELOPMENT PIPELINE									
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	11,367 [9]	TBD	TBD
Campus Center—Development	Milpitas	TBD	TBD	TBD	946,350	N/A	7,450 [10]	TBD	TBD
Sunset Bronson Studios Lot D—Development	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Sunset Las Palmas Studios—Development	Hollywood	TBD	TBD	TBD	400,000	N/A	21,000 [11]	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
One Westside (formerly part of Westside Pavilion)[12]	West Los Angeles	TBD	TBD	TBD	500,000	N/A	TBD	TBD	TBD
Total future development					**3,139,562**				
TOTAL					**3,646,879**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes is defined as the commencement of base rental payments (defined as cash base rents (before abatements)).

(3) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 29 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Under Construction and Future Value Creation Projects (continued) (4) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (5) Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements. (6) Project costs as of September 30, 2018 and total estimated project costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs. (7) Project costs as of September 30, 2018 and total estimated project costs for EPIC exclude land. (8) Project costs as of September 30, 2018 and total estimated project costs for Maxwell include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building. (9) Project costs as of September 30, 2018 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. (10) Project costs as of September 30, 2018 for Campus Center—Development include approximately $7.0 million for management’s estimate of allocated land and acquisition costs. (11) Project costs as of September 30, 2018 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (12) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into approximately 500,000 square feet of state-of-the-art creative office space, with approximately 95,987 square feet of existing entertainment retail and entertainment space. Estimated total project costs, including the $190.0 million asset value at contribution, are in the range of $425.0-475.0 million, with each partner contributing its pro rata share. Estimated yields will range between 6.5%-7.0%. Construction is expected to be completed by mid-2021. Page 30 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Value Creation Project Images—Completed Last 24 Months, Under Construction and Planned



ICON | Development
Los Angeles (Hollywood)
325,757 SF | Completed 4Q16
Single Tenant (Netflix)



CUE | Development
Los Angeles (Hollywood)
91,953 SF | Completed 3Q17
Single Tenant (Netflix)



450 Alaskan | Development
Seattle (Pioneer Square)
170,974 SF | Completed 3Q17
Multi-Tenant



Fourth & Traction | Redevelopment
Los Angeles (Arts District)
131,701 SF | Completed 2Q17
Single Tenant (Honey Science)



95 Jackson | Redevelopment
Seattle (Pioneer Square)
31,659 SF | Completed 2Q18
Multi-Tenant



Maxwell | Redevelopment
Los Angeles (Arts District)
99,090 SF | Completion 4Q18
Single or Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
302,102 SF | Completion 1Q20
Single Tenant (Netflix)


Harlow

Harlow | Development
Los Angeles (Hollywood)
106,125 SF | Completion 1Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
500,000 SF[(1)] | Completion 2Q21
Single or Multi-Tenant



Cloud10 | Development
Silicon Valley (North San Jose)
350,000 SF[(1)] | Completion TBD
Single Tenant (Build-to-Suit)



Sunset Gower Studios | Development
Los Angeles (Hollywood)
423,396[(1)] SF | Completion TBD
Multi-Tenant

Completed last 24 months

Under construction

Planned

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 31 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total
Technology	4,377,440	40.0%
Media and Entertainment	1,479,916	15.5
Legal	686,535	9.0
Business Services	835,837	7.7
Financial Services	779,728	7.4
Other	401,843	4.5
Retail	619,888	4.0
Insurance	328,986	2.7
Government	195,515	2.1
Advertising	242,427	2.1
Real Estate	197,227	1.8
Educational	159,098	1.8
Healthcare	193,343	1.4
TOTAL	10,497,783	100.0%

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2][3]	Annualized Base Rent as Percent of Total
Online services	1,037,425	30.7%
Software	1,000,036	22.8
Computer hardware and technology equipment	1,137,929	19.2
Business support services	722,058	15.3
Other	354,001	8.7
Biotechnology, healthcare and medical research	66,269	2.0
Telecommunications and networking	59,722	1.3
TOTAL	4,377,440	100.0%

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2][3]	Annualized Base Rent as Percent of Total
Entertainment production and service	935,586	61.6%
Gaming	351,717	27.2
Advertising and marketing	134,951	8.3
Other	57,662	2.9
TOTAL	1,479,916	100.0%

(1) Office tenant industry diversification determined by management using Thompson Reuters Business Classification (TRBC).
(2) Excludes signed leases not commenced.
(3) Excludes 142,940 square feet occupied by Hudson Pacific Properties, Inc.

Page 32 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Fifteen Largest Office Tenants

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent[1]	Percent of Annualized Base Rent
Google, Inc.[2]	Various	3	3	Various	472,189	3.5%	$ 32,828,872	6.6%
Netflix, Inc.[3]	Various	2	2	Mid-2031	417,710	3.1	23,650,496	4.7
Riot Games, Inc.[4]	Element LA	1	1	3/31/2030	284,037	2.1	16,348,093	3.3
Square, Inc.[5]	1455 Market	1	1	9/27/2023	391,025	2.9	16,322,020	3.3
Uber Technologies, Inc.	1455 Market	1	1	2/28/2025	325,020	2.4	16,036,451	3.2
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.8	13,669,413	2.7
Salesforce.com[6]	Rincon Center	2	1	Various	265,394	2.0	13,407,409	2.7
Stanford[7]	Various	4	3	Various	151,249	1.1	10,900,077	2.2
Nutanix, Inc.[8]	Various	3	3	5/31/2024	275,919	2.0	10,674,576	2.1
GSA[9]	Various	5	5	Various	188,052	1.4	8,636,467	1.7
Dell EMC Corporation[10]	Various	3	2	Various	294,756	2.2	8,174,507	1.6
NFL Enterprises[11]	Various	2	2	12/31/2023	167,606	1.2	7,361,256	1.5
Regus[12]	Various	5	6	Various	148,506	1.1	6,281,784	1.3
GitHub, Inc.[13]	Various	2	2	4/30/2020	90,003	0.7	5,542,587	1.1
Technicolor	Various	1	1	5/31/2020	114,958	0.9	5,403,210	1.1
TOTAL		37	34		3,963,241	29.4%	$195,237,218	39.1%

(1) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements
(2) Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025, and (iii) 166,460 square feet at Rincon Center expiring on February 29, 2028. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024.
(3) Netflix, Inc. expirations by square footage and property: 325,757 square feet at ICON and 91,953 square feet at CUE. Netflix, Inc. is expected to take possession of an additional 302,102 square feet at EPIC during fourth quarter 2019. Please see page 37 for description of phasing and rent abatements. Expiration date to be determined based on the commencement of the Netflix, Inc. lease at EPIC.
(4) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective March 31, 2025 by delivering written notice on or before March 31, 2024.
(5) Square, Inc. is expected to take possession of an additional: (i) 26,028 square feet during fourth quarter 2018 and (iii) 52,003 square feet during first quarter 2019.
(6) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com may elect to exercise its early termination right with respect to 74,966 square feet by delivering written notice between August 1, 2021 and September 30, 2021.
(7) Stanford expirations by square footage and property: (i) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019, (ii) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring August 31, 2019, (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019, and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

Page 33 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Fifteen Largest Office Tenants (continued) (8) Nutanix, Inc. expirations by square footage and property: (i) 189,084 square feet at 1740 Technology, (ii) 58,714 square feet at Concourse, and (iii) 28,121 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional: (i) 7,163 square feet during first quarter 2020, (ii) 3,198 square feet during fourth quarter 2020, and (iii) 6,413 square feet during second quarter 2022. At Concourse, Nutanix, Inc. is expected to take possession of an additional: (i) 7,934 square feet during fourth quarter 2018, (ii) 29,357 square feet during second quarter 2019, (iii) 28,930 square feet during fourth quarter 2019, and (iv) 6,416 square feet during first quarter 2020. Subsequent to September 30, 2018, Nutanix, Inc. signed a new 80,489-square-foot lease at Metro Plaza with anticipated commencement during fourth quarter 2018. (9) GSA expirations by square footage and property: (i) 22,391 square feet at 1455 Market expiring on October 26, 2018, (ii) 49,338 square feet at 1455 Market expiring on February 19, 2019, (iii) 28,993 square feet at Northview Center expiring on April 4, 2020, (iv) 28,316 square feet at Rincon Center expiring May 31, 2020, (v) 40,626 square feet at 901 Market expiring on July 31, 2021, and (vi) 18,388 square feet at Concourse expiring on May 7, 2024. This tenant may elect to exercise its early termination right at 901 Market with respect to 40,626 square feet any time after November 1, 2017 with 120 days prior written notice. (10) Dell EMC Corporation expirations by square footage and property: (i) 66,510 square feet at 875 Howard expiring on June 30, 2019, (ii) 185,292 square feet at 505 First expiring on October 18, 2021, and (iii) 42,954 square feet at 505 First expiring on December 31, 2023. (11) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right with respect to 167,606 square feet effective June 30, 2020 by delivering written notice on or before October 4, 2019. (12) Regus expirations by property and square footage: (i) 27,369 square feet at Techmart expiring April 30, 2020, (ii) 44,957 square feet at Gateway expiring March 31, 2022, (iii) 20,059 square feet at 11601 Wilshire expiring February 29, 2024, (iv) 9,739 square feet at Palo Alto Square expiring April 30, 2026, (v) 25,086 square feet at 95 Jackson expiring October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring October 31, 2030. Regus may elect to exercise its early termination right at 11601 Wilshire for 20,059 square feet effective February 28, 2021 by delivering written notice on or before February 28, 2020. (13) GitHub, Inc. expirations by square footage and property: (i) 54,673 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. Page 34 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Office Property Leasing Activity

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Total gross leasing activity	1,199,578	2,559,452
Rentable square feet	55	179
Gross new leasing activity		
Rentable square feet	709,224	1,394,068
New cash rate	$ 56.22	$ 53.50
Gross renewal leasing activity		
Rentable square feet	490,354	1,165,384
Renewal cash rate	$ 73.00	$ 56.99
Total leases expired and terminated		
Contractual (scheduled) expiration	149,902	1,248,686
Early termination	55,212	136,270
Total	**205,114**	**1,384,956**
Net absorption		
Leased rentable square feet	504,110	9,112
Cash rent growth[1]		
Expiring rate	$ 58.17	$ 47.51
New/renewal rate[2]	$ 65.17	$ 54.36
Change	12.0%	14.4%
Straight-line rent growth[3]		
Expiring rate	$ 49.01	$ 42.16
New/renewal rate[2]	$ 62.95	$ 53.73
Change	28.4%	27.5%
Weighted average lease terms		
New (in months)	107.0	84.1
Renewal (in months)	55.5	56.0

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[4]

	Lease Transaction Costs Per Square Foot			
	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018	
	Total	Annual	Total	Annual
New leases	$ 94.84	$ 10.64	$ 75.15	$ 10.72
Renewal leases	$ 50.99	$ 11.03	$ 42.78	$ 9.16
Blended	$ 76.91	$ 10.74	$ 60.42	$ 10.16

(1) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2) The new rates being compared to expiring rates for the three months ended September 30, 2018 are calculated using the weighted average starting rates for 213,560 square feet of new leases. The new rates being compared to expiring rates for the nine months ended September 30, 2018 are calculated using the weighted average starting rates for 698,015 square feet of new leases. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated.

(3) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(4) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter.

Page 35 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
Greater Seattle, Washington						
95 Jackson	Pioneer Square	25,086	5/11/2018	10/8/2018	$ 39.25	10/31/2030
450 Alaskan	Pioneer Square	21,296	5/11/2018	10/8/2018	$ 39.25	10/31/2030
San Francisco Bay Area, California						
Metro Center	Foster City	18,817	12/1/2017	9/1/2018	$ 43.80	8/31/2025
Palo Alto Square	Palo Alto	27,186	1/15/2018	8/15/2018	$ 89.40	8/31/2028
555 Twin Dolphin	Redwood Shores	35,006	4/1/2018	8/1/2018	$ 60.60	3/31/2023
Techmart	Santa Clara	11,776	5/1/2018	8/1/2018	$ 45.60	7/31/2024
Skyport Plaza	North San Jose	14,618	5/3/2018	10/30/2018	$ 34.20	12/31/2033
Gateway[3]	North San Jose	17,893	5/21/2018	5/21/2018	$ 40.20	2/28/2027
Palo Alto Square	Palo Alto	40,827	6/28/2018	10/1/2018	$ 31.40	6/30/2025
Metro Center	Foster City	10,517	7/1/2018	3/1/2019	$ 70.20	2/28/2029
1455 Market	San Francisco	26,011	7/1/2018	11/1/2018	$ 77.00	9/27/2023
Gateway	North San Jose	17,728	9/1/2018	12/1/2018	$ 40.20	11/30/2023
Page Mill Hill[4]	Palo Alto	20,617	9/12/2018	9/12/2018	$ 76.20	9/30/2023
Los Angeles, California						
CUE	Hollywood	52,626	2/1/2018	8/1/2018	$ 57.60	Mid-2031 [5]
604 Arizona	West Los Angeles	44,260	2/1/2018	8/1/2018	$ 66.00	5/31/2025

(1) Consists of leases for more than 10,000 square feet that commenced on or prior to September 30, 2018, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending September 30, 2018.
(2) Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2018, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.
(3) Tenant paid monthly base rent concurrently with the lease start date on May 21, 2018. Monthly base rent is fully abated for the subsequent six-month period from June 2018 through November 2018.
(4) Tenant paid monthly base rent concurrently with the lease start date on September 12, 2018. Monthly base rent is fully abated for the subsequent three-month period from October 2018 through December 2018 and partially abated for the subsequent three-month period from January 2019 through March 2019.
(5) The lease expiration date for Netflix, Inc. at CUE is contingent upon the commencement of their lease at EPIC.

Page 36 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Uncommenced Office Leases—Next Eight Quarters[1]

	Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020	
	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]
Greater Seattle, Washington																
Lynnwood	11,450	$ 20.50	499	$ 21.50	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
South Lake Union	28,287	36.00	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**39,737**	**31.53**	**499**	**21.50**	—	—	—	—	—	—	—	—	—	—	—	—
San Francisco Bay Area, California																
Foster City	14,669	66.17	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Redwood Shores	—	—	50,327	66.00	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	32,225	88.34	—	—	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	60,778	40.96	1,517	43.80	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**107,672**	**58.58**	**51,844**	**65.35**	—	—	—	—	—	—	—	—	—	—	—	—
Los Angeles, California																
Downtown Los Angeles	—	—	—	—	—	—	123,097	42.56 [3]	—	—	—	—	—	—	—	—
Hollywood	—	—	—	—	—	—	—	—	302,102	68.40 [4]	—	—	—	—	—	—
West Los Angeles	16,780	54.71	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**16,780**	**54.71**	—	—	—	—	**123,097**	**42.56**	**302,102**	**68.40**	—	—	—	—	—	—
TOTAL UNCOMMENCED	**164,189**	**$ 51.64**	**52,343**	**$ 64.93**	—	$ —	**123,097**	**$ 42.56**	**302,102**	**$ 68.40**	—	$ —	—	$ —	—	$ —

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to September 30, 2018, but with commencement dates after September 30, 2018 and within the next eight quarters. This table omits submarkets without any uncommenced leases over the next eight quarters.

(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3) Honey Science Corporation is anticipated to commence monthly base rent payments in the following periods: 77,456 square feet during third quarter 2019 with base rent abatements from the fourth through thirteenth month following rent commencement, and 45,641 square feet during second quarter 2020. Honey Science Corporation is anticipated to take possession of an additional 8,604 square feet during second quarter 2022.

(4) Netflix, Inc. is anticipated to commence monthly base rent payments in the following periods: (i) 136,013 square feet during first quarter 2020 with base rent abatements from the second through the ninth month following rent commencement, (ii) 105,889 square feet during third quarter 2020 with base rent abatements from the second through the eighth month following rent commencement, and (iii) 60,200 square feet during first quarter 2021 with base rent abatements from the second through the seventh month following rent commencement.

Page 37 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Backfilled Office Leases—Next Eight Quarters[1]

	Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020	
	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]	SF	Starting Rent per SF[2]
Greater Seattle, Washington																
Pioneer Square	—	$ —	82,390	$ 38.99	24,612	$ 43.00	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
Subtotal	**—**	**—**	**82,390**	**38.99**	**24,612**	**43.00**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California																
San Francisco	32,069	76.12	52,003	78.00	—	—	—	—	—	—	—	—	—	—	—	—
Foster City	—	—	11,243	69.00	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	8,517	87.00	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Santa Clara	7,758	56.40	—	—	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	30,238	39.05	707	48.00	38,504	35.43	—	—	28,930	37.08	13,579	38.39	—	—	—	—
Subtotal	**78,582**	**61.09**	**63,953**	**76.09**	**38,504**	**35.43**	**—**	**—**	**28,930**	**37.08**	**13,579**	**38.39**	**—**	**—**	**—**	**—**
Los Angeles, California																
West Los Angeles	2,287	60.00	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**2,287**	**60.00**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Total backfilled	**80,869**	**61.06**	**146,343**	**55.20**	**63,116**	**38.38**	**—**	**—**	**28,930**	**37.08**	**13,579**	**38.39**	**—**	**—**	**—**	**—**
TOTAL UNCOMMENCED AND BACKFILLED	**245,058**	**$ 54.74**	**198,686**	**$ 57.76**	**63,116**	**$ 38.38**	**123,097**	**$ 42.56**	**331,032**	**$ 65.66**	**13,579**	**$ 38.39**	**—**	**$ —**	**—**	**$ —**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to September 30, 2018, but with commencement dates after September 30, 2018 and within the next eight quarters. This table omits submarkets without any backfilled leases over the next eight quarters.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Page 38 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

HUDSON PACIFIC PROPERTIES

Expiring Office Leases—Next Eight Quarters[1]

	Q4 2018[2]		Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020	
	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]
Greater Seattle, Washington																
Lynnwood	7,737	$20.50	—	$ —	—	$ —	—	$ —	—	$ —	31,409	$20.54	34,474	$22.88	—	$ —
Pioneer Square	6,839	32.85	148,539	28.94 [7]	—	—	6,452	32.00	6,372	40.16	8,400	34.00	—	—	—	—
Subtotal	**14,576**	**26.30**	**148,539**	**28.94**	—	—	**6,452**	**32.00**	**6,372**	**40.16**	**39,809**	**23.38**	**34,474**	**22.88**	—	—
San Francisco Bay Area, California																
Foster City	19,442	40.20	15,076	50.17	713	70.69	—	—	14,244	65.15	22,596	60.90	37,505	48.14	13,712	68.59
Palo Alto	20,673	63.04	—	—	114,273	74.57 [11]	48,266	82.27	38,793	84.53	14,809	74.76	22,846	85.83	20,921	98.12
Redwood Shores	37,606	56.72	56,265	55.72 [8]	145,692	59.81 [12]	46,437	59.95	59,111	49.93 [16]	21,621	62.98	41,392	62.64	19,866	65.88
San Francisco	69,807	59.96 [5]	53,645	65.49 [9]	74,127	44.57 [13]	1,027	48.14	—	—	41,479	49.67	118,319	61.08 [20]	8,233	54.64
North San Jose	124,395	33.55 [6]	67,745	34.36 [10]	61,028	37.55 [14]	52,613	35.87 [15]	127,232	36.27 [17]	54,331	38.56 [19]	44,292	36.92	46,243	38.85
Santa Clara	5,707	49.66	3,455	49.21	11,633	43.92	2,453	49.94	21,533	41.63	10,535	47.94	42,722	47.47	8,741	52.56
Subtotal	**277,630**	**46.32**	**196,186**	**50.47**	**407,466**	**57.41**	**150,796**	**58.45**	**260,913**	**48.56**	**165,371**	**51.43**	**307,076**	**56.17**	**117,716**	**59.53**
Los Angeles, California																
Hollywood	10,740	45.74	3,459	98.64	—	—	3,378	52.20	11,900	51.29	40,887	43.79	114,958	48.65 [21]	—	—
Torrance	—	—	—	—	—	—	—	—	113,000	29.44 [18]	—	—	—	—	—	—
West Los Angeles	47,100	29.16	4,517	53.56	20,831	43.70	—	—	12,112	48.56	1,617	49.30	16,705	53.02	3,231	60.96
Subtotal	**57,840**	**32.24**	**7,976**	**73.11**	**20,831**	**43.70**	**3,378**	**52.20**	**137,012**	**33.03**	**42,504**	**44.00**	**131,663**	**49.20**	**3,231**	**60.96**
TOTAL	**350,046**	**$43.16**	**352,701**	**$41.92**	**428,297**	**$56.74**	**160,626**	**$57.26**	**404,297**	**$43.17**	**247,684**	**$45.65**	**473,213**	**$51.81**	**120,947**	**$59.57**
Expirations as % of In-Service	**2.9%**		**2.9%**		**3.6%**		**1.3%**		**3.4%**		**2.1%**		**3.9%**		**1.0%**	

(1) This does not reflect 23,850 square feet that expired on September 30, 2018. This table omits submarkets without any expirations over the next eight quarters.
(2) Fourth quarter 2018 expiring square footage does not include 16,952 square feet of month-to-month leases.
(3) Includes leases that expire on the last day of the quarter.
(4) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(5) Top three expiring tenants by square footage: (i) Anaplan, Inc. at 625 Second for 38,775 square feet, (ii) GSA at 1455 Market for 22,391 square feet, and (iii) DiscoverReady LLC at 625 Second for 6,041 square feet.

Page 39 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Expiring Office Leases—Next Eight Quarters(1) (continued) (6) Top three expiring tenants by square footage: (i) Pixelworks, Inc. at Concourse for 19,294 square feet, (ii) Quantum Corporation at Concourse for 19,294 square feet, and (iii) Aerotek, Inc. at Concourse for 13,191 square feet. (7) Top three expiring tenants by square footage: (i) Capital One at 83 King for 133,148 square feet (74,700 square feet of this space is backfilled by RealSelf, Inc. and 24,612 square feet by Lyft), (ii) Maveron LLC at 411 First for 6,136 square feet, and (iii) Cowgirls, Inc. at 411 First for 5,995 square feet. (8) Top three expiring tenants by square footage: (i) Check Point Software Technologies, Inc. at Skyway Landing for 40,265 square feet, (ii) Plays.tv, Inc. at 555 Twin Dolphin for 7,195 square feet, and (iii) PCCW Global, Inc. at Towers at Shore Center for 3,208 square feet. (9) Total expiring square footage consists of: (i) GSA at 1455 Market for 49,338 square feet and (ii) TruSignal, Inc. at 875 Howard for 4,307 square feet. (10) Top three expiring tenants by square footage: (i) Virident Systems, Inc. at Concourse for 38,504 square feet, (ii) AKM Semiconductor, Inc. at Concourse for 7,457 square feet, and (iii) Randstad Professionals US, LP at Gateway for 5,539 square feet. (11) Total expiring square footage consists of: (i) Stanford Health Care at Page Mill Center for 63,201 square feet, (ii) Baker McKenzie at Clocktower Square for 34,414 square feet, and (iii) Thoughtspot, Inc. at Palo Alto Square for 16,658 square feet. (12) Top three expiring tenants by square footage: (i) MarkLogic Corporation at Skyway Landing for 40,268 square feet, (ii) Teachers Insurance & Annuity Association at Towers at Shore Center for 25,549 square feet, and (iii) Alarm.com, Inc. at 555 Twin Dolphin for 16,027 square feet. (13) Total expiring square footage consists of: (i) Dell EMC Corporation at 875 Howard for 66,510 square feet, (ii) Blue Jeans Network, Inc. at 625 Second for 6,834 square feet, and (iii) Shoe Stop at Rincon Center for 783 square feet. (14) Top three expiring tenants by square footage: (i) Innogrit Corporation at Concourse for 7,281 square feet, (ii) Tech Mahindra (Americas), Inc. at Concourse for 6,969 square feet, and (iii) Larsen & Toubro Infotech Limited at Concourse for 6,425 square feet. (15) Top three expiring tenants by square footage: (i) Contract Office Group, Inc. at Concourse for 9,956 square feet, (ii) Sears Holdings Management Corporation at Concourse for 8,089 square feet, and (iii) E2open, LLC at Concourse for 7,598 square feet. (16) Top three expiring tenants by square footage: (i) Quinn Emanuel Urquhart & Sullivan, LLP at 555 Twin Dolphin for 34,998 square feet, (ii) Kidder Matthews of California, Inc. at Towers at Shore Center for 7,177 square feet, and (iii) Colliers Parrish International, Inc. at Towers at Shore Center for 6,257 square feet. (17) Top three expiring tenants by square footage: (i) Ensighten, Inc. at Concourse for 28,930 square feet, (ii) CenturyLink at Concourse for 13,258 square feet, and (iii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet. (18) Total expiring square footage consists of Saatchi & Saatchi North America, Inc. at Del Amo for 113,000 square feet. (19) Top three expiring tenants by square footage: (i) Hensel Phelps at Concourse for 13,688 square feet, (ii) Quantum Corporation at Concourse for 7,654 square feet, and (iii) TDK Corporation at 1740 Technology for 7,386 square feet. (20) Total expiring square footage consists of: (i) GitHub, Inc. at 275 Brannan for 54,673 square feet, (ii) GitHub, Inc. at 625 Second for 35,330 square feet, and (iii) GSA at Rincon Center for 28,316 square feet. (21) Total expiring square footage consists of Technicolor Creative Services USA, Inc. at 6040 Sunset for 114,958 square feet. Page 40 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Expiring Office Leases—Annual

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1]	Percent of Office Portfolio Square Feet	Annualized Base Rent [1]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot [2]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration [3]
Vacant		2,207,779	16.3%					
2018	52	373,896	2.8	$ 16,002,078	3.0%	$ 42.80	$ 15,973,460	$ 42.72
2019	149	1,345,921	10.0	63,794,904	11.8	47.40	65,735,187	48.84
2020	126	1,036,128	7.7	50,124,338	9.3	48.38	52,473,182	50.64
2021	119	1,213,303	9.0	53,098,480	9.9	43.76	57,423,489	47.33
2022	90	1,066,294	7.9	48,635,393	9.1	45.61	54,537,264	51.15
2023	70	1,385,596	10.3	56,821,601	10.6	41.01	66,290,430	47.84
2024	58	1,010,705	7.5	49,722,329	9.3	49.20	58,846,519	58.22
2025	25	997,766	7.4	47,237,252	8.8	47.34	60,167,794	60.30
2026	11	214,326	1.6	12,530,771	2.3	58.47	15,548,974	72.55
Thereafter	42	1,836,896	13.6	100,720,759	18.8	54.83	138,309,910	75.30
Building management use	21	142,940	1.1	—	—	—	—	—
Signed leases not commenced[4]	23	650,335	4.8	38,045,240	7.1	58.50	50,264,933	77.29
TOTAL/WEIGHTED AVERAGE[5]	**786**	**13,481,885**	**100.0%**	**$ 536,733,145**	**100.0%**	**$ 47.61**	**$ 635,571,142**	**$ 56.37**

(1) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of September 30, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2018.

(2) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2018.

(3) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of September 30, 2018.

(4) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of September 30, 2018 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of September 30, 2018, divided by (ii) square footage under uncommenced leases as of September 30, 2018.

(5) Total expiring square footage does not include 16,952 square feet of month-to-month leases.

Page 41 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Definitions and Reconciliations

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Definitions Adjusted Funds From Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Funds From Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write- downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction- related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Page 43 of 45

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2018 Definitions (continued) Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs ("OPPs," or individually, "OPP"), including stock grands under our 2015 OPP, 2016 OPP, 2017 OPP and 2018 OPP stock grants and one-time retention award grants. Series A Preferred Units and Debt/Total Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units divided by total market capitalization. Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and loan discounts. The full amount of debt related to the Pinnacle I and Pinnacle II joint venture and Hill7 joint venture are included. The Pinnacle I and Pinnacle II debts were relieved in November 2017 in conjunction with the sale of these properties. Total Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series a preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilutive 2015 OPP, 2016 OPP, 2017 OPP and 2018 OPP stock grants and one-time retention award grants. Page 44 of 45

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2018

Reconciliation of Net Income to Net Operating Income

Unaudited, in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Net Income	$ 20,270	$ 14,510	$ 92,524	$ 45,617
Adjustments:				
Interest expense	20,131	22,461	59,965	66,086
Interest income	(418)	(44)	(493)	(90)
Unrealized gain on non-real estate investment	—	—	(928)	—
Unrealized loss on ineffective portion of derivative instruments	—	37	—	82
Transaction-related expenses	165	598	283	598
Other income	(25)	(1,402)	(748)	(2,656)
Gains on sale of real estate	(3,735)	—	(43,337)	(16,866)
Operating income	**36,388**	**36,160**	**107,266**	**92,771**
General and administrative	14,280	13,013	46,047	41,329
Depreciation and amortization	62,224	71,158	183,483	217,340
NET OPERATING INCOME	**$ 112,892**	**$ 120,331**	**$ 336,796**	**$ 351,440**
NET OPERATING INCOME BREAKDOWN				
Same-store office cash revenues	$ 106,493	$ 103,350	$ 286,217	$ 272,133
Straight-line rent	2,040	301	7,481	4,632
Amortization of above-market and below-market leases, net	2,170	3,271	6,558	10,445
Amortization of lease incentive costs	(338)	(280)	(986)	(786)
Same-store office revenues	**110,365**	**106,642**	**299,270**	**286,424**
Same-store studios cash revenues	17,955	18,403	35,829	35,652
Straight-line rent	594	(556)	855	(439)
Same-store studio revenues	**18,549**	**17,847**	**36,684**	**35,213**
Same-store revenues	**128,914**	**124,489**	**335,954**	**321,637**
Same-store office cash expenses	35,505	34,115	95,905	86,460
Amortization of above-market and below-market ground leases, net	575	575	1,725	1,736
Same-store office expenses	**36,080**	**34,690**	**97,630**	**88,196**
Same-store studio cash expenses	10,377	10,588	18,549	19,520
Same-store studio expenses	**10,377**	**10,588**	**18,549**	**19,520**
Same-store expenses	**46,457**	**45,278**	**116,179**	**107,716**
Same-store net operating income	**82,457**	**79,211**	**219,775**	**213,921**
Non-same-store net operating income	**30,435**	**41,120**	**117,021**	**137,519**
NET OPERATING INCOME	**$ 112,892**	**$ 120,331**	**$ 336,796**	**$ 351,440**

Page 45 of 45

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